UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 29, 2009, Diedrich Coffee, Inc., a Delaware corporation (the “Company”), entered into an Amendment No. 1 (the “Amendment”) to the Stock Purchase Agreement dated as of March 27, 2009 (the “Stock Purchase Agreement”) by and between Praise International North America, Inc., a Delaware corporation (“Praise”), and the Company.

Pursuant to the terms of the Amendment, the date after which either party may terminate the Stock Purchase Agreement, if the closing of the transaction contemplated therein has not yet occurred, was changed from May 31st, 2009 to June 12th, 2009. All other provisions of the Stock Purchase Agreement remain unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description should also be read in conjunction with the Company’s initial disclosure regarding the Stock Purchase Agreement contained in a current report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 2, 2009.

Item 8.01	Other Events

On May 29, 2009, the Company filed a press release (the “Press Release”) announcing that the parties to the Stock Purchase Agreement had agreed upon a June 12 closing date for the transactions contemplated by the Stock Purchase Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Reference
10.1	Amendment No. 1 dated May 29, 2009 to the Stock Purchase Agreement dated March 27, 2009

99.1	Press release dated May 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diedrich Coffee, Inc.

Date: May 29, 2009	/s/ Sean M. McCarthy
(Signature)
Name: Sean M. McCarthy Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Reference
10.1	Amendment No. 1 dated May 29, 2009 to the Stock Purchase Agreement dated March 27, 2009

99.1	Press release dated May 29, 2009